UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2017

Precise Acquisition, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-217030	82-0934660
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

780 Reservoir Avenue #123 Cranston, RI	02910
(address of principal executive offices)	(zip code)

401-641-0405
(registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 22, 2017, Thomas DeNunzio of 780 Reservoir Avenue, #123, Cranston, RI 02910, the sole shareholder of Precise Acquisition, Inc. (the “Registrant” or “Company”), entered into a Share Purchase Agreement (the “Agreement”) with Milost Global Inc. with an address at 48 Wall Street, Level 11, NY, NY 10005. Pursuant to closing of the agreement on October 9, 2017, Mr. DeNunzio transferred to Milost Global Inc., 8,000,000 shares of our restricted common stock which represents all of our issued and outstanding shares in consideration of $75,000.

The description of the material terms of the aforementioned Agreement included in Items 5.01 and 5.02 of this Form 8-K is incorporated by reference into this Item.

Item 5.01 Change in Control of Registrant.

On October 9, 2017, Mr. DeNunzio, the sole shareholder of Precise Acquisition, Inc., consummated a sale of 8,000,000 shares of our common stock to Milost Global Inc., for an aggregate purchase price of $75,000. Following the closing of the share purchase transaction, Milost Global Inc. owns a 100% interest in the issued and outstanding shares of our common stock. Milost Global Inc. is the controlling shareholder of Precise Acquisition, Inc. Commensurate with the closing, Precise Acquisition, Inc. filed with the Delaware Secretary of State on October 12, 2017, a Certificate of Amendment to change the name of Registrant to Milost International Inc.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On October 9, 2017, Mr. Thomas DeNunzio resigned as our Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer, such resignation of which is to be effective ten days after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

On October 9, 2017, Mr. Mandla J. Gwadiso was appointed as our Chief Executive Officer and Chairman of the Board of Directors and to hold such office ten days after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended.

On October 9, 2017, Mr. Bernard B. Yaw was appointed as our president and director and to hold such office ten days after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended.

On October 9, 2017, Mr. Madhava Rao Mankal was appointed as our Chief Financial Officer and director and to hold such office ten days after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended.

On October 9, 2017, Ms. Darlene Aulder was appointed as our secretary and treasurer and to hold such office ten days after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended.

Mr. Mandla J. Gwadiso, Age 40- Chief Executive Officer, Chairman of the Board of Directors.

Background of Mr. Mandla J. Gwadiso

Mandla J. Gwadiso, known as MJ is presently Founder, Managing Partner & CEO of Milost Global Inc., a private equity firm that he founded in 2015. MJ originally founded Milost Advisors Inc., an investment banking firm that was based in NYC that is now defunct which led to the formation of Milost Global Inc. in 2015. From February 2009 through February 2013, MJ was an independent consultant to Sichuan Hanlong Group Co., Ltd located in Chengdu, Sichuan, China where he was lead advisor and reported directly to the founder and CEO.

From March 2013 to November 2015, MJ was President & CEO of Sigur Capital Inc, a New York based investment banking firm. MJ was responsible for leading the development and execution of the company’s long-term strategy with a view to creating shareholder value. MJ’s responsibilities included acting as a direct liaison between the board and management of the company. MJ is also the founder and Chairman of Palewater Global Management Inc., a New York based conglomerate with a diverse portfolio of activities founded in 2017. MJ is an entrepreneur, investor, financial engineer and philanthropist with years of experience in deal origination, deal structuring, deal execution with both equity and debt capital markets, predominantly in M&As. MJ has led over 35 investments over the years, including cross-border transactions and IPOs in the US, Germany, Australia and Hong Kong.

Mr. Bernard B. Yaw, Age 57- President, Director.

Mr. Bernard B. Yaw graduated with a Bachelor Degree in Computer Science and Theological Studies in 1985 from Oral Roberts University, Tulsa OK. In August 2017, Mr. Yaw joined Milost Global Inc, the parent company of Precise Acquisition Inc. where he is Senior Partner, President and Chief Operating Officer. From June 2017 to present, Mr. Yaw also serves as the President & CEO of Palewater Global Management Inc., an investment holding company located in New York.

Mr. Yaw served as the Founder and CEO of Asiante Capital Management Sdn Bhd, a consulting and advisory firm based in Kuala Lumpur and Bangkok Thailand. From 2011-2014, Mr. Yaw was the Head of Private Equity at RHB Investment Berhad and from 2005-2010, as Senior Vice President, Executive Director and Head of Private Equity at Dubai Ventures Group Sdn Bhd (DVG). DVG was a wholly owned subsidiary of Dubai Group, whose sole shareholder was HH Sheikh Mohammed bin Rashid Al-Maktoum, the ruler of Dubai and the Prime Minister of the United Arab Emirates. DVG was the regional office for Dubai Investment Group in Kuala Lumpur and its primary investment focus was equity investment in this region including Malaysia, Singapore, Thailand, Indonesia, Vietnam, Philippines, and North Asia including China PRC.

Prior to joining DVG, from 2001-2005, Mr. Yaw was with Malaysia Venture Capital Management Berhad (MAVCAP) and Cradle Fund Sdn Bhd. two wholly owned subsidiaries of the Ministry of Finance, which is the investment arm of the Malaysian government. He was the Senior Vice President of Direct Ventures, in charge of Seed Ventures and Agency Ventures and was instrumental in the strategic implementation of the Cradle Investment Program in 2003.

Mr. Madhava Rao Mankal, Age 66- Chief Financial Officer, Director.

Mr. Madhava Rao Mankal is Senior Partner and Chief Financial Officer of Milost Global Inc. that he joined in August 2017. He has over 30 years of experience in corporate finance, accounting, and financial advisory. His experience includes international, cross industry both manufacturing and service industry. He has served as Director and CFO of Force Protection during acquisition to developed stage company in 1999 to 2004, which was later acquired by General Dynamics.

He served as independent Director on the board of Cavico Corporation during 2007 to 2010. He also served as Director and CFO for Medina International Holdings, Inc. since 2004, which became Medical Innovation Holdings, Inc. through a reverse merger in 2016. Presently, Mr. Mankal is director and founder of Harbor Guard Boats, Inc. which specializes in Fire and Rescue Boats. He is a certified Chartered Accountant (India), Cost Accountant (India) and Certified Management Accountant (USA).

Ms. Darlene Aulder, Age 27- Secretary, Treasurer.

From 2015 to present, Darlene Aulder has been the corporate secretary at Milost Global, Inc., a NY based private equity firm. From 2012 through 2015, Darlene Aulder was a corporate assistant secretary at Milost Advisors Inc., a New York investment banking company. On September 1, 2017, Ms. Aulder was appointed corporate secretary for Primewaterview located in NYC. Ms. Aulder’s responsibilities and duties as corporate secretary include managing all board and committee meeting logistics, attend and record minutes of all board and committee meetings; facilitate board communications and maintain key corporate documents and records.

As of the date of this filing, there has not been any material plan, contract or arrangement (whether or not written) to which any of our officers or directors are a party in connection with their appointments at Precise Acquisition, Inc.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 9, 2017, the Company’s Board of Directors and sole shareholder approved to change the name of the Company from Precise Acquisition, Inc. to Milost International Inc.

The name change was also approved by a majority shareholder vote without conducting a shareholders’ meeting as permitted by the Delaware Corporation Act.

On October 12, 2017, We filed a Certificate of Amendment with the Delaware Secretary of State to change our name from Precise Acquisition, Inc. to Milost International Inc. The effective date of the name change shall be upon the acceptance of the Certificate of Amendment with the Secretary of State of the State of Delaware. The Certificate of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

A. None

B. Exhibits

NUMBER	EXHIBIT

3.1	Certificate of Amendment of Certificate of Incorporation
10.1	Share Purchase Agreement (between Thomas DeNunzio and Milost Global Inc. dated September 22, 2017)
99.1	Officer and Director Resignation Letter
99.2	Unanimous Written Consent by the Board of Directors and Shareholder of Precise Acquisition, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISE ACQUISITION, INC.

Dated: October 13, 2017	/s/ Thomas DeNunzio
Thomas DeNunzio
Chief Executive Officer